UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2024, the board of directors (the “Board”) of DIRTT Environmental Solutions Ltd. (the “Company”) appointed Richard Hunter to serve as President, effective immediately. Mr. Hunter, 63, has served as the Company’s Chief Operating Officer since August of 2022 and will continue in that position alongside his new responsibilities. As President, he will focus on defining the Company’s corporate strategy, leading technology and furthering innovation. As the Company’s Chief Operating Officer, Mr. Hunter has had a significant impact on DIRTT during this time. Mr. Hunter has driven operational efficiencies that have improved gross margins, optimized procurement and improved manufacturing, delivery and quality. Mr. Hunter started his career at General Motors Corporation, spending 19 years in the automotive industry in a variety of roles, including Sales Manager and Plant Manager. He then worked for industrial based companies including Danaher, Crane, and Trinity Industries as General Manager, VP of Operations, Chief Manufacturing Officer, and President. Prior to DIRTT, Mr. Hunter was President and COO at Forterra, a building products company. Mr. Hunter holds a Master of Business Administration from Purdue University, a Master of Science degree in Manufacturing Management from Kettering University (formerly General Motors Institute), and a Bachelor of Science degree in Mechanical Engineering from Michigan State University.

Mr. Hunter does not have any family relationship with any other director or executive officer of the Company, nor are there any related party transactions between the Company and Mr. Hunter that would require disclosure under Item 404(a) of Regulation S-K. Mr. Hunter has not entered into any transactions since January 1, 2023, or any currently proposed transaction, with a director or executive officer (or immediate family member thereof) of the Company, exceeding $120,000, in which Mr. Hunter had or will have a direct or indirect material interest. Mr. Hunter is not a party to any arrangement or understanding with any other person pursuant to which he was selected as an officer.

In recognition of the additional responsibilities accompanying the role as the Company’s President, on August 14, 2024, the Company awarded Mr. Hunter 1,000,000 Restricted Stock Units under the Company’s Second Amended and Restated Long-Term Incentive Plan, vesting on August 14, 2026.

Item 7.01. Regulation FD.

On September 11, 2024, the Company issued a press release announcing the appointment of Mr. Hunter as President. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1*	Press release dated September 11, 2024

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date:	September 11, 2024	By:	/s/ Fareeha Khan
Fareeha Khan Chief Financial Officer